Exhibit 99.1

ROBBINS GELLER RUDMAN
& DOWD LLP
SHAWN A. WILLIAMS (213113)
CHRISTOPHER M. WOOD (254908)
Post Montgomery Center
One Montgomery Street, Suite 1800
San Francisco, CA 94104
Telephone: 415/288-4545
415/288-4534 (fax)
shawnw@rgrdlaw.com	SAXENA WHITE P.A.
cwood@rgrdlaw.com	MAYA SAXENA
— and —	JOSEPH E. WHITE
TRAVIS E. DOWNS III (148274)	2424 N. Federal Highway, Suite 257
655 West Broadway, Suite 1900	Boca Raton, FL 33431
San Diego, CA 92101	Telephone: 561/394-3399
Telephone: 619/231-1058	561/394-3382 (fax)
619/231-7423 (fax)	msaxena@saxenawhite.com
travisd@rgrdlaw.com	jwhite@saxenawhite.com

Co-Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re FINISAR CORP. DERIVATIVE LITIGATION	)	Master File No. C-06-07660-RMW-HRL
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	)	STIPULATION OF SETTLEMENT
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This Document Relates To:	)
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ALL ACTIONS.	)
)

This Stipulation of Settlement, dated June 24, 2013 (“Stipulation”), is made and entered into by and among the following Settling Parties (as defined further in ¶1.22 hereof), and each by and through their respective counsel: (i) Federal Plaintiffs Robert Lynch, Lynn Short, Patricia Dubovi, City of Worcester Retirement System, Richard Sawczak, and James Rocco (on behalf of themselves and derivatively on behalf of Finisar Corporation) (“Federal Plaintiffs”); (ii) State Plaintiff James Kenney (on behalf of himself and derivatively on behalf of Finisar Corporation); (iii) Defendants Jerry S. Rawls, Stephen K. Workman,  David C. Fries, Gregory H. Olsen, David Buse, John Drury, Joseph A. Young, Frank H. Levinson, Roger C. Ferguson, Robert N. Stephens, Dominique Trempont, Mark J. Farley,  Michael C. Child, Fariba Danesh, Harold Hughes and Dallas W. Meyer (collectively, the “Settling Defendants”); and (iv) Nominal Party Finisar Corporation (“Finisar” or the “Company”).  The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶1.19) upon Court approval and subject to the terms and conditions hereof.

I.                                        INTRODUCTION

A.                                    Commencement and Consolidation of the Federal Action

These stockholder derivative actions allege claims based on Finisar’s stock option grants and related acts and practices from November 11, 1999 through September 8, 2006.  The first derivative action was filed on December 14, 2006 in the United States District Court for the Northern District of California and was styled Lynch v. Rawls, et al., Case No. C-06-07660-RMW-HRL (N.D. Cal.).  Shortly thereafter, two additional actions were filed in this Court containing substantially similar allegations.(1)  On January 22, 2007, the Court issued an order (“Consolidation Order”) consolidating the federal derivative actions (“Federal Action”).

(1)                                 These actions are Short v. Rawls, et al., Case No. C-06-07661-RMW-HRL (N.D. Cal.), and City of Worcester Retirement System v. Rawls, et al., Case No. C-06-07848-WHA-HRL (N.D. Cal.).

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B.                                    The Motions to Dismiss the First Amended Consolidated Complaint in the Federal Action

On March 8, 2007, the Federal Plaintiffs filed an Amended Consolidated Verified Shareholder Derivative Complaint, and on July 12, 2007, the Federal Plaintiffs filed a First Amended Consolidated Verified Shareholder Derivative Complaint (“First Amended Consolidated Complaint”).  In the First Amended Consolidated Complaint, the Federal Plaintiffs asserted claims on behalf of Finisar against some or all of Jerry S. Rawls, Stephen K. Workman, David Buse, John Drury, Joseph A. Young, Frank H. Levinson, Roger C. Ferguson, David C. Fries, Robert N. Stephens, Dominique Trempont, Mark J. Farley, Michael C. Child, Gregory H. Olsen, Richard B. Lieb, Jan Lipson and Larry D. Mitchell (the “Federal Individual Defendants”) for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, abuse of control, corporate waste, unjust enrichment, constructive fraud, gross mismanagement, rescission, misappropriation of information, breach of contract, and violations of the federal securities laws and California Corporations Code, and demanded an accounting.

On August 28, 2007, Finisar and the Federal Individual Defendants filed motions to dismiss the First Amended Consolidated Complaint.  In their dismissal motions, Finisar and the Federal Individual Defendants argued, among other things, that the First Amended Consolidated Complaint failed to adequately plead that a pre-suit demand upon the Board of Directors of Finisar (“Finisar Board”) was futile, and that the First Amended Consolidated Complaint failed to state any actionable claim for relief.

On October 18, 2007, the Federal Plaintiffs filed an Opposition to the motions to dismiss the First Amended Consolidated Complaint.  In the Opposition, the Federal Plaintiffs argued, among other things, that particularized facts set forth in the First Amended Consolidated Complaint excused a pre-suit demand upon the Finisar Board, and that the facts alleged stated claims for relief against each Federal Individual Defendant.

On January 11, 2008, the Court, after hearing oral argument, issued an order granting Finisar and the Federal Individual Defendants’ motions to dismiss the First Amended Consolidated

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Complaint based on its finding that the Federal Plaintiffs had failed to adequately allege that a pre-suit demand on the Finisar Board would have been futile.  The Court also granted the Federal Plaintiffs leave to file a further amended complaint.  The Court did not rule on the Federal Individual Defendants’ motions to dismiss the First Amended Consolidated Complaint for failure to state any actionable claim for relief.

C.                                    The Motions to Dismiss the Operative Complaint

On May 12, 2008, the Federal Plaintiffs filed a Second Amended Consolidated Verified Shareholder Derivative Complaint, and on May 21, 2008, the Federal Plaintiffs filed a Supplemental Second Amended Consolidated Verified Shareholder Derivative Complaint, which did not name Mr. Lieb as a defendant (“Operative Complaint”).  The Operative Complaint included, among other things, additional facts alleging why a pre-suit demand upon the Finisar Board would have been futile, and therefore, excused.

On July 1, 2008, Finisar and the Federal Individual Defendants once again moved to dismiss the Federal Action.  In their motions to dismiss, Finisar and the Federal Individual Defendants argued, among other things, that the Operative Complaint failed to adequately plead futility of demand, thereby justifying a dismissal of the Federal Action with prejudice.  They also argued that, even if a pre-suit demand was futile, that the Federal Action still must be dismissed for failure to state any claim for relief against any Federal Individual Defendant.

On August 19, 2008, the Federal Plaintiffs filed an Opposition to the motions to dismiss.  In the Opposition, the Federal Plaintiffs argued, among other things, that the Federal Action should not be dismissed as the facts pleaded in the Operative Complaint excused a pre-suit demand on the Finisar Board, as well as stated actionable claims for relief under federal and state laws against the Federal Individual Defendants.

Thereafter, on September 22, 2009, the Court issued an order granting the motions to dismiss the Operative Complaint with prejudice based on its finding that the Federal Plaintiffs had failed to adequately allege that a pre-suit demand on the Finisar Board would have been futile.  The Court

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entered judgment on the same date.  The Court did not rule on the Federal Individual Defendants’ motions to dismiss the Operative Complaint for failure to state any actionable claim for relief.

D.                                    The Ninth Circuit Appeal

On October 22, 2009, the Federal Plaintiffs filed a notice of appeal with the Court of Appeals for the Ninth Circuit (“Ninth Circuit Court”).  On March 24, 2010, the Federal Plaintiffs filed their Opening Brief with the Ninth Circuit Court and argued, among other things, that the dismissal of the Federal Action was contrary to law and should be reversed.  On May 19, 2010, Finisar and the Federal Individual Defendants filed their Answering Brief and argued, among other things, in support of the dismissal of the Federal Action, that the dismissal of the Federal Action was required by controlling law and that the Court’s decision should be affirmed.  The Ninth Circuit Court heard oral argument in San Francisco, California.  On April 26, 2011, the Ninth Circuit Court issued an order reversing the dismissal of the Federal Action (“Remand Order”).  The Ninth Circuit Court concluded that the Federal Plaintiffs’ allegations were sufficient to excuse a pre-suit demand on the Finisar Board.

On May 17, 2011, Finisar and the Federal Individual Defendants filed a petition for rehearing en banc, arguing that the Ninth Circuit Court’s Remand Order was contrary to law.  On July 8, 2011, the Ninth Circuit Court issued an order denying the petition for rehearing en banc.

E.                                    Post-Appeal Litigation

On August 19, 2011, the parties to the Federal Action requested a Case Management Conference, which the Court granted on August 30, 2011.  On September 16, 2011, the Court conducted a Case Management Conference with the parties to the Federal Action.  During the Case Management Conference, the parties addressed with the Court, among other things, whether the automatic discovery stay under the Private Securities Litigation Reform Act of 1995 (“PSLRA”) should remain in place while the Federal Individual Defendants challenged the claims for relief asserted in the Operative Complaint.  Following the Case Management Conference, on October 7, 2011, the Federal Plaintiffs submitted a letter brief in support of lifting the discovery stay, and on

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October 14, 2011, the Federal Individual Defendants filed a letter brief in support of continuing the discovery stay.  On February 24, 2012, the Court issued an order leaving the discovery stay in place.

F.                                     The Re-Submitted Motions to Dismiss the Operative Complaint

On March 15, 2012, the Federal Individual Defendants re-filed motions to dismiss the Operative Complaint for failure to state a claim for relief.  In their dismissal motions, the Federal Individual Defendants argued, among other things, that the Federal Plaintiffs’ Operative Complaint had failed to state claims for violations of the federal securities laws and that the Federal Plaintiffs’ state law claims for breach of fiduciary duty and related relief also failed under applicable California and/or Delaware law.  On May 3, 2012, the Federal Plaintiffs filed an Opposition to the Federal Individual Defendants’ motions to dismiss, but did not oppose the motion as to certain of the Federal Individual Defendants and did not oppose a separate motion to dismiss filed by the late Jan Lipson.  In their Opposition, the Federal Plaintiffs argued, among other things, that the facts pleaded in the Operative Complaint stated claims for violations of the federal securities laws and claims for breach of fiduciary duty and related relief under California and Delaware corporation law.

The Court held oral argument on June 29, 2012.  On July 12, 2012, the Court issued an order granting in part and denying in part the Federal Individual Defendants’ motions to dismiss, including: (i) dismissing without prejudice the Federal Plaintiffs’ claims for violation of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) as to four of the nine Federal Individual Defendants; (ii) dismissing without prejudice the Federal Plaintiffs’ claim for violation of Section 14(a) of the Exchange Act; (iii) dismissing with prejudice the Federal Plaintiffs’ claim for violation of Section 20(a) of the Exchange Act; (iv) dismissing without prejudice the Federal Plaintiffs’ claim for breach of fiduciary duty against four of the nine the Federal Individual Defendants; (v) dismissing without prejudice the Federal Plaintiffs’ claim against one of the Federal Individual Defendants for insider trading under state law; (vi) dismissing with prejudice the Federal Plaintiffs’ claim for breach of contract; (vii)  dismissing without prejudice the Federal Plaintiffs’ claim for corporate waste as to five of the nine Federal Individual Defendants; (viii) dismissing without prejudice the Federal Plaintiffs’ claims for unjust enrichment as to five of the nine Federal

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Individual Defendants; (ix) dismissing with prejudice the Federal Plaintiffs’ claims for abuse of control, gross mismanagement and constructive fraud; and (x) dismissing without prejudice the Federal Plaintiffs’ claims for accounting and rescission.   The Court’s July 12, 2012 Order dismissed with prejudice all claims against defendants David Buse, John Drury, Mark J. Farley, Jan Lipson, Joseph A. Young, and Harold E. Hughes, and dismissed without prejudice all claims against defendants David C. Fries, Gregory H. Olsen, Robert N. Stephens, and Dominique Trempont, granting the Federal Plaintiffs 30 days to file an amended complaint.  The Federal Plaintiffs did not file a subsequent amended complaint.

On August 31, 2012, the Court conducted a further Case Management Conference and, among other things, entered an order setting a discovery and pre-trial schedule.

G.                                   The Federal Individual Defendants’ Answers and Motion to Strike

On November 2, 2012, certain of the Federal Individual Defendants filed Answers to the Operative Complaint (“Answers”).  After reviewing the Answers, on November 6, 2012, the Federal Plaintiffs notified the Federal Individual Defendants who had filed Answers in writing of their intention to file motions to strike certain of the affirmative defenses contained in the Answers.  Thereafter, the parties to the Federal Action met and conferred regarding a schedule for the filing of the motions to strike.

H.                                   Discovery and Additional Pre-Trial Proceedings

In the Fall of 2012, discovery commenced in the Federal Action.  In October 2012, the Federal Plaintiffs served written discovery requests on the Federal Individual Defendants who remained in the Federal Action.  The Federal Plaintiffs also sought discovery of certain documents and information from Finisar and its auditors and lawyers.

In November 2012 and January 2013, the remaining Federal Individual Defendants served written responses and objections to the Federal Plaintiffs’ discovery requests.  Finisar and its auditors and lawyers did likewise.

In December 2012, Finisar served written discovery requests on the Federal Plaintiffs seeking certain documents and information.  In January 2013, the Federal Plaintiffs served responses and

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objections to Finisar’s discovery requests.  Upon the receipt of discovery responses and objections, the meet and confer process ensued.

I.                                        The State Action

On January 18, 2007,  plaintiffs commenced the State Action (as defined in ¶ 1.23) by filing two stockholder derivative complaints in the Superior Court of California for the County of Santa Clara (“State Court”).(2)  On March 27, 2007, the plaintiffs in the State Action filed a Consolidated Complaint.  On April 9, 2007, Finisar and Jerry S. Rawls, Stephen K. Workman, Frank H. Levinson, Roger C. Ferguson, David C. Fries, Robert N. Stephens, Dominique Trempont, Mark J. Farley,   Michael C. Child, Gregory H. Olsen, Richard B. Lieb, Fariba Danesh, Larry D. Mitchell, Jan Lipson and Dallas W. Meyer filed a motion to dismiss or stay the State Action.  After briefing and oral argument, on May 22, 2007, the State Court issued an order staying the State Action pending resolution of the Federal Action.  On April 24, 2013, the Court signed a stipulated order permitting the amendment of the complaint for the purpose of settlement to name James Kenney as the named plaintiff.  On April 24, 2013, pursuant to stipulation, the amended complaint was filed.

J.                                      Settlement Negotiations

While discovery and pre-trial preparation continued in the Federal Action, between September 2012 and March 2013, representatives of the Settling Parties engaged in a formal mediation process before the Honorable Layn R. Phillips, United States District Judge (Ret.), among other attempts at settlement.  All of the parties participated in an all-day, in-person mediation session on October 11, 2012 in East Palo Alto, California, and after additional negotiations among Plaintiffs, the Settling Defendants (defined below in ¶1.21), and Finisar, by and through its Independent Directors, on March 22, 2013, the Settling Parties reached an agreement-in-principle for the resolution of the Federal Action and the State Action.

(2)                                 The actions were captioned Brown v. Rawls, Case No. 1:07CV078405, and Myers v. Rawls, Case No. 1:07CV078411, filed in the Superior Court of California, County of Santa Clara.

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K.                                   Board of Directors’ Approval of the Settlement Upon Recommendation of Independent Directors

On June 17, 2013, the current Finisar Board of Directors, on behalf of Finisar and upon the recommendation of the Independent Directors, exercising their business judgment, unanimously approved the settlement and each of its terms, as set forth in the Stipulation, as in the best interest of Finisar and its stockholders.

II.                                   CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit.  However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and additional appeals.  Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation.  Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions.  Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the settlement set forth in this Stipulation is in the best interests of Finisar and its stockholders.

III.                              THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions.  The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon or related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions, and contend that many of the factual allegations in the Actions are untrue and materially inaccurate.  Without limiting the foregoing, the Settling Defendants have denied and continue to deny, inter alia, that they violated the federal securities laws, violated state law, or breached their fiduciary duties or any other duty owed to Finisar or its stockholders, or that Plaintiffs, Finisar or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise.  The Settling Defendants have further

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asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Finisar and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Pursuant to the terms set forth below, this Stipulation (including all of the exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.                               TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Federal Plaintiffs (for themselves and derivatively on behalf of Finisar), by and through their respective attorneys of record, the State Plaintiff James Kenney (on behalf of himself and derivatively on behalf of Finisar), by and through his respective attorneys of record, the Settling Defendants, by and through their respective attorneys of record, and Finisar, by and through its current Board of Directors (upon the recommendation of the Independent Directors), that, subject to all necessary court approvals, and in exchange for the consideration set forth below, the Actions and Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.                                      Definitions

As used in this Stipulation the following terms have the meanings specified below:

1.1                               “Actions” means, collectively, the Federal Action and the State Action.

1.2                               “Court” means the United States District Court for the Northern District of California.

1.3                               “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of this Stipulation have been met and have occurred.

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1.4                               “District Court Approval Order” means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.

1.5                               “Federal Action” means the consolidated proceeding entitled In re Finisar Corp. Derivative Litigation, No. C-06-07660-RMW-HRL, including each of its constituent actions.

1.6                               “Federal Individual Defendants”  means Jerry S. Rawls, Stephen K. Workman, David Buse, John Drury, Joseph A. Young, Frank H. Levinson, Roger C. Ferguson, David C. Fries, Robert N. Stephens, Dominique Trempont, Mark J. Farley, Michael C. Child, Gregory H. Olsen and Richard B. Lieb.

1.7                               “Federal Plaintiffs” means Robert Lynch, Lynn Short, Patricia Dubovi, City of Worcester Retirement System, Richard Sawczak, and James Rocco.

1.8                               “Final” means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review.  More specifically it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Federal Action; or (2) an appeal has been filed and the courts of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. Notwithstanding the foregoing, any appeal or other proceeding pertaining to Plaintiffs’ Counsel’s attorneys’ fees and/or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.9                               “Finisar” means Finisar Corporation, including, but not limited to, its predecessors, successors, controlling stockholders, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

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1.10                        “Independent Directors” means the Finisar directors Thomas Pardun (who joined the Finisar Board in December 2009) and Eitan Gertal (who joined the Board in August 2008), both of whom were not named as defendants in the Actions.

1.11                        “Judgment” means the judgment to be rendered by the Court in the Federal Action upon its final approval of the Settlement, substantially in the form attached as Exhibit C hereto.

1.12                        “Lead Settlement Counsel” means Robbins Geller Rudman & Dowd LLP.

1.13                        “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.14                        “Operative Complaint” means the Supplemental Second Amended Consolidated Verified Shareholder Derivative Complaint filed in the Court on May 21, 2008.

1.15                        “Other Defendants” means Richard B. Lieb, Richard Woodrow, the estate of Jan Lipson, and the estate of Larry D. Mitchell.

1.16                        “Plaintiffs” means collectively the Federal Plaintiffs and the State Plaintiffs.

1.17                        “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with any of the Actions.

1.18                        “Related Parties” means (i) as to Finisar, Finisar’s past or present directors, officers, managers, employees, partners, agents, attorneys, accountants, auditors, banks, insurers, co-insurers, re-insurers, consultants, experts, successors, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, any entity in which Finisar has a controlling interest, and all officers, directors and employees of Finisar’s current and former subsidiaries, and (ii) as to the Settling Defendants and the Other Defendants, (1) each spouse, immediate family member, heir, executor, estate, administrator, agents, attorneys, accountants, auditors, banks, insurers, co-insurers, re-insurers, advisors, consultants, experts, or affiliate of any of them, (2) any trust in respect of which any Settling Defendant, Other Defendant or any spouse or

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family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which a Settling Defendant, Other Defendant or any spouse or immediate family member thereof holds a controlling interest or for which a Settling Defendant or Other Defendant served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

1.19                        “Released Claims” means any and all claims (including “Unknown Claims,” as defined in ¶1.25 hereof), debts, demands, rights, liabilities, obligations, matters, issues and causes of action of every nature and description whatsoever, whether known or unknown, contingent or absolute, discoverable or undiscoverable, accrued or un-accrued, fixed or contingent, liquidated or un-liquidated, matured or un-matured, whether or not concealed or hidden, whether based on federal, state, local, statutory, common law, equity, or any other law, rule, or regulations (including, without limitation, claims for fraud, negligence, negligent supervision, gross negligence, intentional or reckless conduct, indemnification, breach of duty, misrepresentation, unjust enrichment, constructive trust, accounting, rescission, breach of fiduciary duty, negligent misrepresentation, insider trading, mismanagement, corporate waste, breach of contract, violations of federal or state securities laws, or any other claims for damages, interest, attorneys’ fees, expert fees, or other costs, expenses, or liabilities) that have been asserted or could have been asserted by Plaintiffs, Finisar, any derivative plaintiff, or other Person on behalf of Finisar against the Released Persons which are based upon, arise from or relate to the allegations, facts, transactions, events, conduct, occurrences, disclosures, statements, omissions and/or acts or failures to act contained in the Federal Action and/or the State Action, or (ii) the defense, settlement and/or resolution of the Federal Action and/or the State Action.  Without limiting the foregoing, “Released Claims” shall include any and all (i) claims related to stock options granted by Finisar, the accounting therefor, exercises thereof, purchases or sales of Finisar securities related thereto, public disclosures relating thereto, and any other transactions or occurrences referenced in the Federal Action and/or the State Action that were asserted or could have been asserted against the Released Persons, and (ii) claims by Finisar against the Settling Defendants and Other Defendants for recoupment of fees and expenses incurred by and/or advanced

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on behalf of any Settling Defendant or Other Defendant in connection with any of the Federal Action and/or State Action.  Notwithstanding anything herein to the contrary, Released Claims shall not include the release of any claims that the Settling Defendants or Other Defendants have for reimbursement from Finisar of reasonable attorney’s fees and expenses in connection with the Federal Action and/or State Action, nor shall it include the release of Finisar’s obligations under contract or law to the Settling Defendants or Other Defendants except for any right to seek reimbursement of amounts paid pursuant to ¶2.1.

1.20                        “Released Persons” means the Settling Defendants, Finisar, Other Defendants, and their respective Related Parties.

1.21                        “Settling Defendants” means Jerry S. Rawls, Stephen K. Workman, David Buse, John Drury, Joseph A. Young, Frank H. Levinson, David C. Fries, Gregory H. Olsen,  Roger C. Ferguson, David C. Fries, Robert N. Stephens, Dominique Trempont, Mark J. Farley, Michael C. Child, Fariba Danesh, Harold Hughes and Dallas W. Meyer.

1.22                        “Settling Parties” means, collectively, each of the Settling Defendants, Federal Plaintiffs, State Plaintiffs, and Finisar.

1.23                        “State Action” means In re Finisar Corporation Derivative Litigation, Case No. 1:07CV078405, pending in the Superior Court of the State of California, County of Santa Clara, including each of its constituent actions.

1.24                        State Plaintiffs mean Thomas Brown, James T. Meyer, David Stutvet and James Kenny.

1.25                        “Unknown Claims” means any Released Claims which the Plaintiffs, Finisar or Finisar stockholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with, and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement.  With respect to any and all Released Claims, the Plaintiffs and Finisar stipulate and agree that, upon the Effective Date, the Plaintiffs, Finisar and each of

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Finisar’s stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, the Plaintiffs, Finisar and each of Finisar’s stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction, state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542.  Plaintiffs, Finisar and each of Finisar stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the Released Claims but, upon entry of the Judgment, the Plaintiffs, Finisar and each of Finisar’s stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  The Plaintiffs and Finisar expressly acknowledge, and the Finisar stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a material and essential element of the settlement of which this release is a part.

2.                                      Consideration to Finisar

Finisar acknowledges and agrees that the Actions filed by the Plaintiffs precipitated and was a material factor in the monetary payments and corporate governance terms described below:

2.1                               Monetary Payments:  In connection with the prosecution and settlement of the Actions, within ten (10) days of the entry of an order by the Court finally approving the settlement,

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(a) Finisar shall have received a total of $15,500,000 in cash, from various insurance carriers, $12,500,000 of which will be paid to Finisar within ten (10) business days after entry of the District Court Approval Order and the Judgment and $3,000,000 of which the various insurance carriers had conditionally advanced to Finisar under a reservation of rights and as to which, as a result of Plaintiffs’ negotiation of the settlement of the Actions, the various insurance carriers are including in a release of any and all claims to the return of any insurance payments (the “Insurance Payments”)  and (b) certain Settling Defendants shall pay to Finisar a total of $250,000 in cash.  The Settling Defendants’ and Other Defendants’ monetary contribution is limited to the amount specified in ¶2.1(b) and no Settling Defendant or Other Defendant shall have any obligation for any portion of the insurance payments specified in ¶2.1(a), which shall be paid solely by the various insurance carriers. The Settling Defendants covenant and agree that they shall not seek insurance reimbursement or indemnification from Finisar for any of the consideration they provide under this ¶2.1.  The Settling Parties agree that the total monetary value of the settlement, payable as set forth above, is $15,750,000.

2.2                               Corporate Governance:  Plaintiffs and Finisar have conducted extensive negotiations over an extended period of time regarding certain Corporate Governance Terms related to, among other things, the Company’s stock option granting practices and procedures.  Finisar has adopted or, based upon those negotiations and during the pendency of and in connection with the prosecution and settlement of the Actions, Finisar, within 30 days of the Effective Date, shall adopt and keep in place for a period of at least five (5) years the Corporate Governance Terms below, unless any such provisions are required to be changed or eliminated to comply with federal or state laws or regulations, stock exchange listings requirements or other applicable legal requirements.

COMPENSATION PRACTICES

POLICIES AND PROCEDURES

1.                                      The Company shall assist executive officers and directors with required filings to disclose equity grants within two business days after any such

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grant via a filing with the United States Securities and Exchange Commission (the “SEC”) and shall publish these filings on the Company’s website.

2.                                      Repricing of stock options or any similar awards to any director, officer, employee, or any other grantee shall be prohibited, unless prior specific stockholder approval is obtained.

3.                                      At least once every three years the Compensation Committee of the Company’s Board of Directors shall select and retain an independent consultant to compare the Company’s executive compensation policies, practices, and procedures to a set of peer companies selected by the Compensation Committee with input from the independent consultant.  The independent consultant will prepare and submit to the Compensation Committee a report on this comparative study and its recommendations relating to executive compensation.

4.                                      The Compensation Committee and the Audit Committee of the Company’s Board of Directors shall have different chairpersons, and the membership of the two committees shall not be identical.

GRANTING OF AWARDS

1.                                      All stock options and stock appreciation rights (“Awards”) granted at a regular quarterly meeting of the Compensation Committee or the Board of Directors shall be granted effective as of a date which is the later of (i) the third trading day following the Company’s public announcement of its financial results for the preceding quarter or (ii) the date of the meeting.  All stock options and stock appreciation rights granted at a special meeting of the Compensation Committee or the Board of Directors shall be granted effective as of the date of the meeting.  Notwithstanding the foregoing, Awards that are to be granted or otherwise issued by means of an assumption of or substitution for awards pursuant to a merger, acquisition or other corporate transaction (“Assumed or Substituted Awards”) shall be deemed granted effective as of a date determined in accordance with the terms of

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the definitive agreement governing such corporate transaction.  The effective date of the grant of stock options and stock appreciation rights, as specified in this paragraph, is referred to as the “Grant Date.”

2.                                      Except as otherwise provided in the Company’s employee stock plans with respect to grants of incentive stock options (including tandem stock appreciation rights granted in conjunction with such options) to certain large stockholders, the exercise price of all options and stock appreciation rights shall be the closing price of the Company’s Common Stock on the Grant Date, as reported by the Nasdaq Stock Market or other exchange on which the Company’s Common Stock is then trading.  Notwithstanding the foregoing, the exercise price, if any, and all other terms and conditions of Assumed or Substituted Awards shall be determined in accordance with the terms of the definitive agreement governing the applicable corporate transaction.

3.                                      The Company shall comply with Generally Accepted Accounting Principles (“GAAP”) accounting requirements for proper disclosure and accounting of Awards.

4.                                      Authority to grant Awards shall be limited to the Company’s Board of Directors or Compensation Committee and shall not be delegated to any executive officer or to any other person or body. All Awards issued to the Company’s executive officers shall be granted by the Compensation Committee.

5.                                      Except where appropriate in special circumstances, as determined by the Board of Directors or the Compensation Committee, consideration of and action with respect to the grant of Awards shall take place at regularly scheduled quarterly meetings of the Compensation Committee.  Where the Board of Directors or the Compensation Committee determines that special circumstances call for consideration of the grant of Awards other than at a regular quarterly meeting, consideration of and action with respect to such Awards shall take place at a special

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meeting of the Compensation Committee or the Board of Directors and not by unanimous written consent.

6.                                      Company in-house counsel or outside corporate counsel shall attend any and all meetings where Awards are granted and shall promptly prepare minutes of the meeting.

7.                                      The key terms and conditions of each Award shall be communicated to the recipient of the Award within a relatively short period of time following the Grant Date, consistent with the Company’s human resources practices.

8.                                      Written documentation identifying grantees, amounts, and Grant Dates of all Awards granted on a particular date shall be complete and final on the date of grant and shall be initialed by the members of the Compensation Committee participating in the meeting on the date of grant. This signed documentation shall be transmitted to the Company’s accounting department on or promptly following the date of grant and copies shall be attached to the minutes of the meeting.

9.                                      Information regarding the aggregate number of Awards granted during the fiscal year shall be disclosed in the Company’s annual report and/or proxy statement.

10.                               The Company shall maintain Board and Compensation Committee minutes reflecting Awards, and records evidencing all future Awards, during the term of such Awards or their earlier expiration or cancellation.

DIRECTORS

DIRECTOR INDEPENDENCE

1.                                      At least two-thirds of the members of the Board shall be “independent directors,” as defined in the Nasdaq listing standards.  In the event the Board is not in compliance with this requirement, it will take steps to return to compliance within 90 days.  Each independent director shall confirm his or her status as an independent director annually and shall promptly inform the Board or Nominating and

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Governance Committee of any change in his or her status that would disqualify him or her as an independent director.

2.                                      Independent directors shall be limited to serving on the Boards of no more than five public companies, including Finisar.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Company shall maintain stock ownership guidelines under which each non-employee director will be required to attain ownership of not less than 10,000 shares of the Company’s common stock within three years and to retain such minimum stock ownership so long as he or she continues to serve as a director.  Non-employee directors shall be required to refrain from selling shares (other than for the purpose of paying federal or state income taxes related to the acquisition of such shares) until such minimum stock ownership is attained.

MEETINGS IN EXECUTIVE SESSION

Except in extraordinary circumstances, the independent directors shall meet in executive session (at which employee directors are not present) at each regular quarterly meeting of the Board of Directors.

LEAD INDEPENDENT DIRECTOR

At any time that the office of Chairman of the Board is filled by the Chief Executive Officer of the Company or by any other employee of the Company, a non-employee director shall be designated Lead Independent Director.  The Lead Independent Director shall be appointed annually by a majority of the independent directors upon recommendation of the Company’s Nominating and Governance Committee.  In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director’s role), the specific responsibilities of the Lead Independent Director are to undertake the following:

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1.                                      solicit input from all directors regarding the agenda items for Board meetings, and provide such input to the Chairman of the Board and assist the Chairman in setting meeting schedules and agendas;

2.                                      In conjunction with the Nominating and Governance Committee, assess the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties, and although the Company’s management is responsible for the preparation of materials for the Board, the Lead Independent Director may recommend the inclusion of certain materials; and

3.                                      Coordinate, develop the agenda for and moderate executive sessions of the Board’s independent directors, and act as principal liaison between the independent directors and the Chairman of the Board and/or Chief Executive Officer on sensitive issues.

4.                                      The Lead Independent Director shall have the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities.

ACCOUNTING PRACTICES AND PROCEDURES

ACCOUNTING OVERSIGHT

1.                                      The Board shall maintain an independent Audit Committee (the members of which shall be independent, non-employee directors).

2.                                      A majority of the members of the Audit Committee shall have a financial background.

3.                                      The Company shall maintain an internal audit department, which reports directly to the Audit Committee.

4.                                      The Company shall provide a whistleblower telephone hotline, with such alternative reporting mechanisms as the Audit Committee determines to be appropriate.

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5.                                      The Company shall annually remind employees of whistleblower options and whistleblower protections in periodic employee communications.

6.                                      The Company shall maintain an established internal control framework (e.g., “Internal Control - Integrated Framework; Committee of Sponsoring Organizations of the Treadway Commission,” 1994). See also the Treadway Commission’s “Recommendations for the Public Company.”

7.                                      The Company’s Internal Audit Department shall review the Company’s compliance with the controls and procedures regarding equity compensation at least annually and report on the same to the Audit Committee.

INTERNAL AUDIT FUNCTION

The Internal Auditor Director, who shall report to the Audit Committee at least quarterly, shall monitor the Company’s internal control environment and accounting practices. The Internal Auditor Director shall be responsible for devising an Internal Audit Plan for each fiscal year which will be presented to the Audit Committee of the Board of Directors. The Internal Audit Plan shall include assessment of the internal controls environment in order to ensure that appropriate financial reporting procedures are in place and being followed by the Company’s employees. Appropriate Company operations as dictated by the Internal Audit Plan shall be subject to an internal audit review each year.

RESPONSIBLE CORPORATE PRACTICES

INSIDER TRADING CONTROLS

A Board-appointed Trading Compliance Officer shall be responsible for ensuring compliance with the Company’s insider trading policies.  At least once a year, the Audit Committee will receive a report from the Trading Compliance Officer outside the presence of any other members of management on compliance with the Company’s insider trading policies. In addition to the above:

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1.                                      The Trading Compliance Officer shall be responsible for pre-clearing all transactions by the Company’s directors or those employees subject to §16 of the Securities Exchange Act;

2.                                      The Company will assist executive officers and directors with required filings to disclose Awards within two business days after any grant of an Award via a filing with the SEC and shall publish these filings on the Company’s website; and

3.                                      No corporate officer or director shall be permitted to directly or indirectly “short” the Company’s stock or engage in “put” or “call” transactions involving the Company’s stock.

STOCKHOLDER PROPOSALS

All stockholder proposals shall be evaluated by the Nominating and Governance Committee, which shall be a committee of at least two independent directors, as defined by the Nasdaq Stock Market (“NASDAQ”).  Such committee shall determine, with the assistance of outside advisors, if necessary, whether the stockholder proposal is in the best interest of the Company and appropriate for presentation to the stockholders for their consideration.  Where such consideration is appropriate, the committee shall recommend to the Board for or against such stockholder proposal and the reasons for such recommendation.  The Board shall recommend for or against such proposal and the reason for such recommendation in a proxy statement.

ATTENDANCE AT STOCKHOLDER MEETINGS

Each member of the Board of Directors shall make reasonable efforts to attend each annual stockholder meeting in person.

2.3                               Finisar, by and through its current Board of Directors (upon the recommendation of the Independent Directors), acknowledges and agrees on behalf of Finisar that the insurance

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payments, Corporate Governance Terms and release of claims confer a substantial benefit to Finisar and its stockholders as part of the settlement of the Federal Action and the State Action.

3.                                      Settlement Procedures

3.1                               After execution of this Stipulation, the Federal Plaintiffs shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the “Preliminary Approval Order”), requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice substantially in the form of Exhibits A-1 hereto (“Long-Form Notice”) and A-2 (“Short-Form Notice”; the Long-Form Notice and Short Form Notice collectively, the “Settlement Notice”), which shall include the general terms of the settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

3.2                               Within five (5) business days following the Court’s entry of the Preliminary Approval Order, Finisar shall cause the Stipulation and Long-Form Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and publish the Short-Form Notice one time in Investor’s Business Daily.  In addition, Finisar shall publish the Stipulation and the Long-Form Notice on an Internet page that Finisar shall create for this purpose, which shall be accessible via Finisar’s website and the address of which shall be contained in the Settlement Notice.

3.3                               The Federal Plaintiffs will request that sixty (60) days after the Settlement Notice is given, for the Court to hold a hearing (the “Settlement Hearing”) to consider and determine whether the District Court Approval Order and the Judgment substantially in the forms of Exhibits B and C hereto should be entered: (a) approving the terms of the settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Federal Action against the Settling Defendants.

3.4                               Within five (5) business days after the Court’s entry of the Judgment, the State Plaintiff James Kenney shall file a notice of dismissal with prejudice in the State Action, and shall use his reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper and appropriate to secure dismissal with prejudice of the State Action.

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3.5                               Pending the Effective Date, all proceedings and discovery in the Federal Action and the State Action shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other actions or proceedings relating to the settlement.  To the extent necessary, the Settling Parties will take all reasonable steps to maintain the stay of proceedings in the State Action as well.

4.                                      Releases

4.1                               Upon the Effective Date, Plaintiffs (on behalf of themselves and derivatively on behalf of Finisar), Finisar, and each of Finisar’s stockholders (solely in their capacity as Finisar stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against each and all of the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

4.2                               Upon the Effective Date, Plaintiffs (on behalf of themselves and derivatively on behalf of Finisar), Finisar, any Person acting on behalf of Finisar and all Finisar stockholders (solely in their capacity as Finisar stockholders) shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons or any action or other proceeding against any of the Released Persons arising out of, relating to, or in connection with the Released Claims, the Federal Action and/or State Action or the defense, settlement, or resolution of the Federal Action and/or State Action.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

4.3                               Upon the Effective Date,  each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Finisar, the Plaintiffs and Plaintiffs’ Counsel from and against all claims of every nature and description whatsoever (including Unknown Claims) arising out of, relating to, or in connection with the filing, prosecution, assertion, settlement or resolution of the Federal Action, the State Action, and/or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

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4.4                               Notwithstanding the foregoing or anything in this Stipulation, the releases shall not in any way relieve Finisar of its obligations to the Settling Defendants and Other Defendants, including payment of reasonable attorneys’ fees and expenses incurred in defense of the Actions, except that the Settling Defendants release any right to seek reimbursement from Finisar of amounts paid pursuant to ¶ 2.1(b).

5.                                      Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

5.1                               After negotiating the monetary relief for Finisar and the Corporate Governance Terms, Lead Settlement Counsel and Finisar, by and through its Independent Directors, with the assistance of the Honorable Layn R. Phillips, U.S. District Judge (Ret.), separately negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel.  In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, Finisar solely has agreed to pay $6,300,000, subject to Court approval (the “Fee and Expense Award”).

5.2                               Within ten (10) business days following the Court’s issuance of the District Court Approval Order, notwithstanding the existence of any timely filed objections to the settlement, or potential for appeal therefrom, Finisar shall pay the Fee and Expense Award to Robbins Geller Rudman & Dowd LLP as receiving agent for all Plaintiffs’ Counsel.  Payment shall be subject to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayment of the principal amount received and any accrued interest thereon (less taxes on such interest) within ten (10) business days if and when, as a result of any further order of the Court, appeal, further proceedings or remand, or successful collateral attack, the Effective Date does not occur or the Fee and Expense Award is not approved, is modified or is overturned on appeal.  If appropriate refunds or repayment are not timely made under this paragraph, within fifteen (15) business days of any such event requiring Plaintiffs’ Counsel’s refund or repayment as provided herein, Lead Settlement Counsel shall inform Finisar in writing of the allocation of the Fee and Expense Award amongst the Plaintiffs’ Counsel.  Each such Plaintiffs’ Counsel’s law firm receiving a portion of the Fee and Expense Award, as a condition to receiving a portion of the Fee and Expense Award, agrees that the

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law firm and its partners, members and/or stockholders are subject to the jurisdiction of the Court for purposes of enforcing the provisions of this paragraph.  Lead Settlement Counsel shall be responsible for the allocation of the Fee and Expense Award to Plaintiffs’ Counsel in the Actions, based upon each counsel’s contributions to the prosecution and/or resolution of the Actions.  The Settling Defendants shall have no liability whatsoever with respect to the Fee and Expense Award.  Finisar and the Settling Defendants shall have no liability whatsoever with respect to the allocation or payment of the Fee and Expense Award among Plaintiffs’ Counsel.  The Fee and Expense Award shall constitute full and complete compensation for all of Plaintiffs’ Counsel’s efforts, fees, services and expenses.

6.                                      Conditions of Settlement; Effect of Disapproval, Cancellation or Termination

6.1                               The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a)                                 the Finisar Board, upon recommendation of the Independent Directors, has approved the settlement and each of its terms, including the separately negotiated Fee and Expense Award;

(b)                                 the Court has entered the District Court Approval Order and Judgment, substantially in the form of Exhibits B and C and hereto:

(c)                                  the State Action has been dismissed with prejudice; and

(d)                                 the Judgment has become Final.

6.2                               If any of the conditions specified in ¶6.1 are not met, then the Stipulation of Settlement shall be canceled and terminated subject to the provisions of this ¶6.2, unless Plaintiffs’ Counsel and counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval.  If for any reason the Effective Date does not occur, or if this Stipulation shall terminate, or be cancelled, or otherwise fail to become effective for any reason:

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(a)                                 The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;

(b)                                 All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Actions or in any other action or proceeding;

(c)                                  The terms and provisions of the Stipulation, with the exception of the refund provisions of ¶5.2 and ¶6.2 (and any defined terms in ¶¶1.1-1.25 used in ¶¶5.2 and 6.2) shall have no further force and effect with respect to the Settling Parties and shall not be used in the Federal Action and/or State Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc;

(d)                                 Finisar shall promptly refund any payment made to Finisar following the execution of the Settlement by any Settling Defendant or insurer pursuant to ¶2.1 of the Stipulation.

6.3                               No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, expenses and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.                                      Miscellaneous Provisions

7.1                               The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.2                               The Settling Parties intend this settlement to be a final and complete resolution of all disputes between Plaintiffs and Finisar and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims.  The

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settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation or defense.  While the Settling Defendants deny that the claims advanced in the Federal Action and/or the State Action are meritorious, the District Court Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws, including California Code of Civil Procedure § 128.7.  The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.

7.3                               Pending the Effective Date, (i) Plaintiffs agree not to initiate any proceedings concerning the Released Claims other than those incident to the settlement itself; and (ii) Finisar and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.  If any action that would be barred by the releases contemplated by this Stipulation is commenced against any of the Released Persons prior to the Effective Date, and such action is not enjoined or dismissed prior to the Effective Date, then the Stipulation and the settlement shall be canceled and terminated.

7.4                               Plaintiffs agree not to institute, join in, or cooperate in any way in any threatened, pending or future litigation, lawsuit, claim or action against the Released Persons, or any of them, alleging, prosecuting, regarding, concerning, relating to, referring to or arising out of in any way the Released Claims.

7.5                               Neither the Stipulation nor the settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons or Finisar; or (b) is or may be deemed to be or may be used as a presumption, admission or evidence of, any liability, fault or omission of any of the Released Persons or Finisar in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal or other forum.  Neither this Stipulation nor the settlement shall be

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admissible in any proceeding for any purpose, except to enforce the terms of the settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing,  judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.6                               All agreements made and orders entered during the course of the Federal Action and/or State Action relating to the confidentiality of information or sealing of documents shall survive this Stipulation and the Judgment.

7.7                               All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.8                               This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.9                               This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents.  The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Actions and no parole or other evidence may be offered to explain, construe, contradict or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed.  It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

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7.10                        Except as otherwise expressly provided herein, all parties, including all Settling Defendants, their counsel, Finisar and its counsel, and Plaintiffs and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.  Except as otherwise provided herein, Plaintiffs and Plaintiffs’ Counsel, Finisar and its counsel, and the Settling Defendants and their counsel shall not assert any claim for expenses, costs and attorneys’ fees against any of Plaintiffs, Plaintiffs’ Counsel, Finisar, its counsel, Settling Defendants or their counsel, in connection with the Federal Action and/or the State Action.  Notwithstanding the foregoing, nothing in this Stipulation or settlement shall in any way relieve Finisar of any obligation to pay reasonable attorneys’ fees and expenses incurred in defense of the Actions by counsel to Finisar and counsel to the Settling Defendants and Other Defendants.

7.11                        Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

7.12                        Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

7.13                        Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

7.14                        Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

7.15                        The Stipulation and Exhibits may be executed in one or more counterparts.  A faxed or pdf signature shall be deemed an original signature for purposes of this Stipulation.  All executed counterparts including facsimile and/or pdf counterparts shall be deemed to be one and the same instrument.  A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Federal Court and, thereafter, with the State Court.

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7.16                        This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.

7.17                        Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the District Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation, the District Court Approval Order, and the Judgment and for matters arising out of, concerning or relating thereto.

7.18                        This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated June 24, 2013.

ROBBINS GELLER RUDMAN
& DOWD LLP
SHAWN A. WILLIAMS
CHRISTOPHER M. WOOD

SHAWN A. WILLIAMS

Post Montgomery Center
One Montgomery Street, Suite 1800
San Francisco, CA 94104
Telephone: 415/288-4545
415/288-4534 (fax)

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ROBBINS GELLER RUDMAN
& DOWD LLP
TRAVIS E. DOWNS III
655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

SAXENA WHITE P.A.
MAYA SAXENA
JOSEPH E. WHITE
2424 N. Federal Highway, Suite 257
Boca Raton, FL 33431
Telephone: 561/394-3399
561/394-3382 (fax)

Co-Lead Counsel for Federal Plaintiffs

ROBBINS ARROYO LLP
BRIAN J. ROBBINS
ASHLEY PALMER

ASHLEY PALMER

600 B Street, Suite 1900
San Diego, CA 92101
Telephone: 619/525-3990
619/525-3991 (fax)

Counsel for State Plaintiffs

DLA PIPER
SHIRLI FABBRI WEISS

SHIRLI FABBRI WEISS

401 B Street, Suite 1700
San Diego, CA 92101-4297
Telephone: 619/699-3650
619/699-2701 (fax)

Counsel for Nominal Defendant Finisar Corporation, David C. Fries, Gregory H. Olsen and Harold Hughes

STIPULATION OF SETTLEMENT - C-06-07660-RMW-HRL

PILLSBURY WINTHROP SHAW
PITTMAN LLP
SARAH A. GOOD

SARAH A. GOOD

Four Embarcadero Center
22nd Floor
San Francisco, CA 94111
Telephone: 415/983-1000
415/983-1200 (fax)

Attorneys for Defendant Stephen K. Workman, David Buse, John Drury, Mark Farley, Jan Lipson, Joseph Young, Fariba Danesh and Dallas W. Meyer

GOODWIN PROCTER LLP
LLOYD WINAWER

LLOYD WINAWER

135 Commonwealth Drive Menlo Park, CA 94025 Telephone: 650/752-3100 650/853-1038 (fax)

STEPHEN D. POSS Exchange Place 53 State Street Boston, MA 02109 Telephone: 617/570-1000 517/523-1231 (fax)

Counsel for Defendants Michael C. Child, Roger C. Ferguson and Frank H. Levinson, Robert N. Stephens and Dominique Trempont

LAW OFFICES OF JARED L. KOPEL
JARED L. KOPEL

JARED L. KOPEL

STIPULATION OF SETTLEMENT - C-06-07660-RMW-HRL

303 Almaden Blvd., Suite 520
San Jose, CA 95110
Telephone: 408/291-5043
408/291-3934 (fax)

Counsel for Defendant Jerry S. Rawls

STIPULATION OF SETTLEMENT - C-06-07660-RMW-HRL

CERTIFICATE OF SERVICE

I hereby certify that on June 28, 2013, I authorized the electronic filing of the foregoing with the Clerk of the Court using the CM/ECF system which will send notification of such filing to the e-mail addresses denoted on the attached Electronic Mail Notice List, and I hereby certify that I caused to be mailed the foregoing document or paper via the United States Postal Service to the non-CM/ECF participants indicated on the attached Manual Notice List.

I certify under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.  Executed on June 28, 2013.

s/ Shawn A. Williams
SHAWN A. WILLIAMS

ROBBINS GELLER RUDMAN
& DOWD LLP
Post Montgomery Center
One Montgomery Street, Suite 1800
San Francisco, CA 94104
Telephone: 415/288-4545
415/288-4534 (fax)
E-mail: shawnw@rgrdlaw.com